Exhibit 23(b)



          INDEPENDENT AUDITORS' CONSENT

          UNISOURCE ENERGY CORPORATION:


          We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-60809 of Unisource Energy Corporation on Form S-4 of our report dated February 23, 1998, appearing in the Annual Report on Form 10-K of Unisource Energy Corporation, as amended by Form 10K/A, dated March 5, 1998, for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


          /s/ Deloitte & Touche LLP

          DELOITTE & TOUCHE LLP
          Tucson, Arizona
          August 4, 1998